UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 9, 2006

Date of Report (Date of earliest event reported)

RESMED INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15317	98-0152841
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14040 DANIELSON ST

POWAY CA 92064-6857

(Address of principal executive offices) (Zip Code)

(858) 746-2400

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

A.	ResMed Inc. 2006 Incentive Award Plan

On November 9, 2006, at the annual meeting of shareholders, the shareholders of ResMed Inc. (the “Company”) approved the ResMed Inc. 2006 Incentive Award Plan (the “2006 Plan”) that provides for the grant of equity awards to members of the board of directors, employees and consultants. A summary of the principal provisions of the 2006 Plan is set forth below. The summary is qualified by reference to the full text of the 2006 Plan, which is attached hereto.

The purpose of the 2006 Plan is to succeed the Company’s prior equity incentive plan, the 1997 Equity Participation Plan of ResMed Inc. (the “1997 Plan”). With the adoption of the 2006 Plan, the 1997 Plan was terminated as to future awards.

Shares Available

The 2006 Plan authorizes the issuance of 7,800,000 shares of common stock of the Company, par value $0.004, (“Common Stock”) as awards granted under the 2006 Plan. The number of shares of Common Stock available for issuance under the 2006 Plan will be reduced by two and one-tenth (2.1) shares for each one share of Common Stock delivered in settlement of any “full-value award,” which is any award other than a stock option, stock appreciation right or other award for which the holder pays the intrinsic value. To the extent that an award granted under the 2006 Plan terminates, expires or lapses for any reason, the number of shares of Common Stock which may be issued or transferred under the 2006 Plan will automatically be increased by (i) one share for each one stock option, stock appreciation right and other award for which the holder pays the intrinsic value that is subsequently terminated, expired, cancelled, forfeited or repurchased, and (ii) two and one-tenth (2.1) shares for every full-value award that is subsequently expired, cancelled, forfeited or repurchased. The maximum number of shares of common stock that may be subject to one or more awards granted to a participant during any fiscal year is 1,000,000 shares.

Awards

The 2006 Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock awards, dividend equivalents, performance awards and stock payments, or any combination, to eligible individuals. The terms of the awards are subject to the provisions in an award agreement, consistent with the terms of the 2006 Plan.

The exercise price of a stock option and the base price of a stock appreciation right shall not be less than the fair market value of the Company’s common stock on the date of grant. No stock option shall be exercisable later than seven (7) years after the date it is granted. In general, full value awards are required to vest over a period of not less than (i) three years from the grant date for those full value awards that vest based solely on employment with the Company, or (ii) one year following the commencement of the performance period, for full value awards that vest based upon the attainment of performance goals.

The plan administrator is authorized to grant awards intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended. The 2006 Plan enumerates certain performance criteria that may be used in granting such awards. Cash settled awards payable to any person during a fiscal year that are intended to be “performance-based compensation” under Section 162(m) may not exceed $2,000,000.

Miscellaneous

The 2006 Plan generally will be administered by the Compensation Committee of the Board of Directors. The 2006 Plan also contains provisions with respect to the qualification of certain awards as performance-based compensation under Section 162(m), payment of purchase prices, vesting and expiration of awards, treatment of awards upon sale of the Company, transferability of awards, and tax withholding requirements. Various other terms, conditions and limitations apply, as further described in the 2006 Plan. The administrator may terminate the 2006 Plan at any time. However, in no event may an award be granted pursuant to the 2006 Plan on or after August 21, 2016.

On November 9, 2006, the Compensation Committee and the Board of Directors of the Company adopted the first amendment to the 2006 Plan (the “Amendment”) to provide that the Fair Market Value of the Common Stock, subject to awards granted under the 2006 Plan, will be the closing price on the New York Stock Exchange on the grant date.

B.	Option Grants to Executive Officers – Modified Terms

On November 9, 2006, the Compensation Committee approved modified grant terms for options granted under the 2006 Plan and granted options and approved options to be granted on November 10 to our chief executive officer and each of the other executive officers of the Company under the 2006 Plan on such modified terms. The per share exercise price for the options granted was $46.19, based on the closing sale price of the Company’s common stock on the New York Stock Exchange on November 10, 2006, the date of grant. The option grant terms that were modified from the Company’s previous option grant terms for executive officers include: (i) extended option exercise period of one year following termination of employment of the executive for any reason; and (ii) accelerated option vesting upon an involuntary termination of the executive’s employment by the Company or successor entity, or a termination by the executive for good reason, in each case within two years following a change in control. The terms “involuntary termination” and “good reason” are defined in the option agreement and “change in control” is defined in the 2006 Plan.

The options issued to our chief executive officer and each of the other executive officers of the Company are summarized in the following table:

Executive Officers	Title	Number of Shares of Common Stock Underlying the Option
Peter C. Farrell	Chief Executive Officer and Chairman of the Board of Directors	200,000
Kieran T. Gallahue	President and Chief Operating Officer, ResMed Global	75,000
Brett Sandercock	Chief Financial Officer	45,000
Adrian M. Smith	Chief Operating Officer, Europe	35,000
Keith Serzen	Chief Operating Officer, Americas	45,000
Robert Douglas	Chief Operating Officer, Sydney	35,000
David Pendarvis	Global General Counsel; Sr. Vice President, Organizational Development; and Corporate Secretary	40,000
Paul Eisen	Sr. Vice President, Asia Pacific	30,000
TOTAL		505,000

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibits:	Description of Document
99.1	ResMed Inc. 2006 Incentive Award Plan

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has authorized and caused this report to be signed on its behalf by the undersigned officer.

RESMED INC.

Date: November 15, 2006	By:	/s/ DAVID PENDARVIS
David Pendarvis
Senior Vice President

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